EXHIBIT 99.1


Statement Under Oath of Principal Executive Officer and Principal
 Financial Officer Regarding Facts and Circumstances Relating to
                      Exchange Act Filings

I, Herbert L. Henkel, state and attest that:

     1. To the best of my knowledge, based upon review of the covered reports of Ingersoll-Rand Company Limited, and, except as corrected or supplemented in a subsequent covered report:

          O No covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

          O No covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

     2. I have reviewed the contents of this statement with the Company's audit committee.

     3. In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

          O Annual Report on Form 10-K for the year ended December 31,
            2001 of Ingersoll-Rand Company Limited;

          O All reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Ingersoll-Rand Company Limited filed with the Commission subsequent to the filing of the Form 10-K identified above; and

          O Any amendments to any of the foregoing.



/s/ Herbert L. Henkel                        Subscribed and sworn
Herbert L. Henkel                            to before me this 14th
                                             day of August 2002.
August 14, 2002
                                             /s/ Meryl J. Miller
                                             Notary Public
                                             My commission Expires: